Exhibit 99.1

Prestige Consumer Healthcare Inc. Reports Second Quarter Results and Reaffirms Outlook for Fiscal 2023

◦Record Revenue of $289.3 Million in Q2 fiscal 2023 increased 4.7% versus Prior Year and 5.5% excluding Currency
◦Diluted EPS of $1.02 for Q2, ahead of expectations
◦Reduced Debt by $35 million in Q2 and Achieved Leverage Ratio of 3.7x
◦Reaffirming Full-Year Fiscal 2023 Revenue and Earnings Outlooks

TARRYTOWN, N.Y.--(GLOBE NEWSWIRE)-November 3, 2022-- Prestige Consumer Healthcare Inc. (NYSE:PBH) today reported financial results for its second fiscal quarter ended September 30, 2022.

“Our second quarter organic revenue growth of over 5% and strong earnings performance both exceeded our expectations, thanks to our proven business strategy, strong cash flow and the benefits of our leading portfolio of brands. Additionally, consistent with our strategy for disciplined capital deployment, we enhanced shareholder value by completing our $50 million share repurchase program while further reducing debt in Q2.” said Ron Lombardi, Chief Executive Officer of Prestige Consumer Healthcare.

Second Fiscal Quarter Ended September 30, 2022

Reported revenues in the second quarter of fiscal 2023 of $289.3 million increased 4.7% versus $276.2 million in the second quarter of fiscal 2022. Revenues increased 5.5% excluding the impact of foreign currency. The revenue performance for the quarter was driven by continued strong performance across many of the Company’s key brands and strong International OTC segment performance.

Reported net income for the second quarter of fiscal 2023 totaled $51.0 million, compared to the prior year second quarter’s net income and adjusted net income of $45.3 million and $52.0 million, respectively. Diluted earnings per share of $1.02 for the second quarter of fiscal 2023 compared to GAAP and non-GAAP diluted earnings per share of $0.89 and $1.02 in the prior year comparable period, respectively.

Adjustments to net income in the second quarter of fiscal 2022 included integration, transition, purchase accounting, legal and various other costs associated with the Akorn acquisition, as well as a loss on extinguishment of debt and the related income tax effects of the adjustments.

Six Months Ended September 30, 2022

Reported revenues for the first six months of fiscal 2023 totaled $566.3 million, an increase of 3.8%, compared to revenues of $545.4 million for the first six months of fiscal 2022. Revenues increased 2.2% excluding the impact of foreign currency and a $12.6 million contribution from the acquisition of Akorn in Q1 fiscal 2023. The revenue growth for the first six months was driven by strong International OTC segment performance and improved demand for certain brands, categories and channels that had been impacted by the COVID-19 virus in the first six months of the prior fiscal year.

Reported net income for the first six months of fiscal 2023 totaled $106.3 million versus the prior year comparable period net income and adjusted net income of $103.1 million and $109.8 million, respectively. Diluted earnings per share were $2.11 for the first six months of fiscal 2023 compared to

GAAP and non-GAAP diluted d earnings per share of $2.03 and $2.16 in the prior year comparable period, respectively.

Adjustments to net income in the first six months of fiscal 2022 included integration, transition, purchase accounting, legal and various other costs associated with the Akorn acquisition, as well as a loss on extinguishment of debt and the related income tax effects of the adjustments.

Free Cash Flow and Balance Sheet

The Company's net cash provided by operating activities for second quarter fiscal 2023 was $57.5 million, compared to $61.2 million during the prior year comparable period. Non-GAAP free cash flow in the second quarter of fiscal 2023 was $55.2 million, a decrease compared to $61.9 million in the prior year. The Company's net cash provided by operating activities for the first six months of fiscal 2023 was $115.8 million, compared to $130.5 million during the prior year comparable period. Non-GAAP free cash flow in the first six months of fiscal 2023 was $112.4 million compared to $129.7 million in the prior year comparable period, with the change attributable to the timing of working capital.

In the second quarter fiscal 2023, the Company repurchased approximately 0.2 million shares at a total investment of $12.3 million. In the first six months of fiscal 2023, the Company repurchased approximately 0.9 million shares at a total of $50.0 million and completing its previously authorized share repurchase program.

The Company's net debt position as of September 30, 2022 was approximately $1.4 billion, resulting in a covenant-defined leverage ratio of 3.7x.

Segment Review

North American OTC Healthcare: Segment revenues of $252.1 million for the second quarter fiscal 2023 increased slightly versus the prior year comparable quarter's segment revenues of $251.7 million. The revenue performance for the quarter was driven by continued strong performance across many of our key brands, particularly in the Gastrointestinal and Analgesics categories, compared to the prior year.

For the first six months of the current fiscal year, reported revenues for the North American OTC segment were $494.6 million, an increase compared to $494.1 million in the prior year comparable period. The increase was driven by increased demand for certain brands, categories and channels that had previously been impacted by the COVID-19 virus, most notably cough & cold and motion sickness products and an approximate $12.4 million contribution from the acquisition of Akorn in the first quarter fiscal 2023.

International OTC Healthcare: Record segment fiscal second quarter 2023 revenues of $37.2 million increased 51.9% from $24.5 million reported in the prior year comparable period. The revenue increase versus the prior year second quarter related mainly to an increase in consumer demand for Hydralyte, partially offset by a $1.4 million currency headwind.

For the first six months of the current fiscal year, reported revenues for the International OTC Healthcare segment were $71.8 million, an increase of 39.9% over the prior year comparable period’s revenues of $51.3 million. The increase was driven by similar factors attributable to the second quarter performance, along with a foreign currency headwind of $2.5 million.

Commentary and Updated Outlook for Fiscal 2023

Ron Lombardi, Chief Executive Officer, stated, “We are pleased with our first half fiscal 2023 performance. Our Q2 top-line revenue growth of over 5% excluding currency exceeded our expectations thanks to strong sales performance from the majority of our core brands and strong international segment performance. This resulted in strong cash flows that enabled us to continue investing in our brands, reduce debt, and complete our share repurchase program during the quarter.”

“Following these results, we are reaffirming our fiscal 2023 outlook for revenue and earnings growth. We continue to maintain this growth outlook against a dynamic supply chain and inflationary environment thanks to the makeup of our portfolio and our strong three-pillar business strategy of brand-building, maintaining a strong financial profile, and optimizing capital allocation efficiency,” Mr. Lombardi concluded.

Reaffirmed Fiscal 2023 Outlook
Revenue	$1,120 to 1,130 million
Organic Revenue Growth	2% to 3%
Diluted E.P.S.	$4.18 to $4.23 ]
Free Cash Flow	$260 million or more

Fiscal Second Quarter 2023 Conference Call, Accompanying Slide Presentation and Replay

The Company will host a conference call to review its second quarter results today, November 3, 2022 at 8:30 a.m. ET. The Company provides a live Internet webcast, a slide presentation to accompany the call, as well as an archived replay, all of which can be accessed from the Investor Relations page of the Company's website at www.prestigeconsumerhealthcare.com. To participate in the conference call via phone, participants may register for the call here. While not required, it is recommended to join 10 minutes prior to the event start. The slide presentation can be accessed from the Investor Relations page of the website by clicking on Webcasts and Presentations.

A conference call replay will be available for approximately one week following completion of the live call and can be accessed on the Company’s Investor Relations page.

Non-GAAP and Other Financial Information
In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the “About Non-GAAP Financial Measures” section at the end of this earnings release.

Note Regarding Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "guidance," "strategy," "outlook," "projection," “plan,” "may," "will," "would," "expect," "anticipate," "believe”, "consistent," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, statements regarding the Company's future operating results including revenues, organic growth, diluted earnings per share, and free cash flow, the impact of supply chain issues and inflation on the Company’s performance, the Company’s ability to execute on its brand-building and capital allocation strategy, and the Company’s ability to enhance shareholder value. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors, including the impact of business and economic conditions, including as a result of COVID-19 and geopolitical instability, consumer trends, the impact of the Company’s advertising and marketing and new product development initiatives, customer inventory management initiatives, fluctuating foreign exchange rates, competitive pressures, and the ability of the Company’s manufacturing operations and third party manufacturers and logistics providers and suppliers to meet demand for its products and to avoid inflationary cost increases and disruption as a result of labor shortages. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2022 and other periodic reports filed with the Securities and Exchange Commission.

About Prestige Consumer Healthcare Inc.
Prestige Consumer Healthcare is a leading consumer healthcare products company with sales throughout the U.S. and Canada, Australia, and in certain other international markets. The Company’s diverse portfolio of brands include Monistat® and Summer’s Eve® women's health products, BC® and Goody's® pain relievers, Clear Eyes® and TheraTears® eye care products, DenTek® specialty oral care products, Dramamine® motion sickness treatments, Fleet® enemas and glycerin suppositories, Chloraseptic® and Luden's® sore throat treatments and drops, Compound W® wart treatments, Little Remedies® pediatric over-the-counter products, Boudreaux’s Butt Paste® diaper rash ointments, Nix® lice treatment, Debrox® earwax remover, Gaviscon® antacid in Canada, and Hydralyte® rehydration products and the Fess® line of nasal and sinus care products in Australia. Visit the Company's website at www.prestigeconsumerhealthcare.com.

Prestige Consumer Healthcare Inc.
Condensed Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
(In thousands, except per share data)	2022	2021	2022	2021
Total Revenues	$289,273	$276,225	$566,332	$545,406

Cost of Sales
Cost of sales excluding depreciation	126,384	116,722	241,380	225,057
Cost of sales depreciation	1,880	1,791	3,824	3,625
Cost of sales	128,264	118,513	245,204	228,682
Gross profit	161,009	157,712	321,128	316,724

Operating Expenses
Advertising and marketing	43,819	40,730	83,770	80,169
General and administrative	26,438	32,252	53,152	54,723
Depreciation and amortization	6,368	6,172	12,808	11,932
Total operating expenses	76,625	79,154	149,730	146,824
Operating income	84,384	78,558	171,398	169,900

Other expense
Interest expense, net	16,979	16,313	32,271	31,390
Loss on extinguishment of debt	—	2,122	—	2,122
Other expense, net	812	493	1,637	388
Total other expense, net	17,791	18,928	33,908	33,900
Income before income taxes	66,593	59,630	137,490	136,000
Provision for income taxes	15,570	14,305	31,195	32,920
Net income	$51,023	$45,325	$106,295	$103,080

Earnings per share:
Basic	$1.02	$0.90	$2.12	$2.05
Diluted	$1.02	$0.89	$2.11	$2.03

Weighted average shares outstanding:
Basic	49,804	50,232	50,033	50,186
Diluted	50,265	50,791	50,496	50,731

Comprehensive income, net of tax:
Currency translation adjustments	(7,118)	(4,197)	(16,637)	(5,689)
Unrealized gain on interest rate swaps	—	550	—	1,070
Net loss on termination of pension plan	—	—	(790)	—
Total other comprehensive loss	(7,118)	(3,647)	(17,427)	(4,619)
Comprehensive income	$43,905	$41,678	$88,868	$98,461

Prestige Consumer Healthcare Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	September 30, 2022	March 31, 2022

Assets
Current assets
Cash and cash equivalents	$42,442	$27,185
Accounts receivable, net of allowance of $20,673 and $19,720, respectively	145,992	139,330
Inventories	140,505	120,342
Prepaid expenses and other current assets	7,714	6,410
Total current assets	336,653	293,267

Property, plant and equipment, net	69,947	71,300
Operating lease right-of-use assets	17,300	20,372
Finance lease right-of-use assets, net	5,529	6,858
Goodwill	575,566	578,976
Intangible assets, net	2,670,942	2,696,635
Other long-term assets	2,577	3,273
Total Assets	$3,678,514	$3,670,681

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	56,196	55,760
Accrued interest payable	15,688	4,437
Operating lease liabilities, current portion	6,647	6,360
Finance lease liabilities, current portion	2,793	2,752
Other accrued liabilities	70,984	74,113
Total current liabilities	152,308	143,422

Long-term debt, net	1,438,338	1,476,658
Deferred income tax liabilities	443,271	444,917
Long-term operating lease liabilities, net of current portion	12,785	16,088
Long-term finance lease liabilities, net of current portion	3,094	4,501
Other long-term liabilities	8,877	7,484
Total Liabilities	2,058,673	2,093,070

Total Stockholders' Equity	1,619,841	1,577,611
Total Liabilities and Stockholders' Equity	$3,678,514	$3,670,681

Prestige Consumer Healthcare Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended September 30,
(In thousands)	2022	2021
Operating Activities
Net income	$106,295	$103,080
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,632	15,557
Loss on disposal of property and equipment	94	27
Deferred income taxes	4,211	7,639
Amortization of debt origination costs	1,798	1,435
Stock-based compensation costs	7,323	5,097
Loss on extinguishment of debt	—	2,122
Non-cash operating lease cost	2,984	3,351
Other	447	—
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	(8,276)	(34,322)
Inventories	(21,810)	12,978
Prepaid expenses and other current assets	(1,501)	473
Accounts payable	1,016	(8,275)
Accrued liabilities	9,788	24,570
Operating lease liabilities	(3,201)	(3,150)
Other	(13)	(83)
Net cash provided by operating activities	115,787	130,499

Investing Activities
Purchases of property, plant and equipment	(3,423)	(4,252)
Acquisition of Akorn	—	(228,914)
Other	—	177
Net cash used in investing activities	(3,423)	(232,989)

Financing Activities
Term loan repayments	(40,000)	(495,000)
Proceeds from refinancing of Term Loan	—	597,000
Borrowings under revolving credit agreement	20,000	85,000
Repayments under revolving credit agreement	(20,000)	(65,000)
Payments of debt costs	—	(6,111)
Payments of finance leases	(1,369)	(1,496)
Proceeds from exercise of stock options	1,489	2,707
Fair value of shares surrendered as payment of tax withholding	(5,450)	(2,916)
Repurchase of common stock	(50,000)	—
Net cash (used in) provided by financing activities	(95,330)	114,184

Effects of exchange rate changes on cash and cash equivalents	(1,777)	(1,178)
Increase in cash and cash equivalents	15,257	10,516
Cash and cash equivalents - beginning of period	27,185	32,302
Cash and cash equivalents - end of period	$42,442	$42,818
Interest paid	$19,016	$18,481
Income taxes paid	$15,689	$21,141

Prestige Consumer Healthcare Inc.
Condensed Consolidated Statements of Income
Business Segments
(Unaudited)

	Three Months Ended September 30, 2022
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Consolidated
Total segment revenues*	$252,054	$37,219	$289,273
Cost of sales	113,533	14,731	128,264
Gross profit	138,521	22,488	161,009
Advertising and marketing	39,316	4,503	43,819
Contribution margin	$99,205	$17,985	$117,190
Other operating expenses			32,806
Operating income			$84,384
*Intersegment revenues of $1.1 million were eliminated from the North American OTC Healthcare segment.

	Six Months Ended September 30, 2022
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Consolidated
Total segment revenues*	$494,572	$71,760	$566,332
Cost of sales	216,454	28,750	245,204
Gross profit	278,118	43,010	321,128
Advertising and marketing	74,728	9,042	83,770
Contribution margin	$203,390	$33,968	$237,358
Other operating expenses			65,960
Operating income			$171,398
*Intersegment revenues of $1.7 million were eliminated from the North American OTC Healthcare segment.

	Three Months Ended September 30, 2021
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Consolidated
Total segment revenues*	251,728	24,497	276,225
Cost of sales	108,623	9,890	118,513
Gross profit	143,105	14,607	157,712
Advertising and marketing	36,493	4,237	40,730
Contribution margin	$106,612	$10,370	$116,982
Other operating expenses			38,424
Operating income			78,558
* Intersegment revenues of $0.7 million were eliminated from the North American OTC Healthcare segment.

	Six Months Ended September 30, 2021
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Consolidated
Total segment revenues*	$494,121	$51,285	$545,406
Cost of sales	208,027	20,655	228,682
Gross profit	286,094	30,630	316,724
Advertising and marketing	71,723	8,446	80,169
Contribution margin	$214,371	$22,184	$236,555
Other operating expenses			66,655
Operating income			$169,900
* Intersegment revenues of $1.7 million were eliminated from the North American OTC Healthcare segment.

About Non-GAAP Financial Measures
In addition to financial results reported in accordance with GAAP, we disclose certain Non-GAAP financial measures ("NGFMs"), including, but not limited to, Non-GAAP Organic Revenues, Non-GAAP Organic Revenue Change Percentage, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin Percentage, Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense Percentage, Non-GAAP EBITDA, Non-GAAP EBITDA Margin, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted Diluted EPS, Non-GAAP Free Cash Flow, Non-GAAP Adjusted Free Cash Flow, and Net Debt.
We use these NGFMs internally, along with GAAP information, in evaluating our operating performance and in making financial and operational decisions. We believe that the presentation of these NGFMs provides investors with greater transparency, and provides a more complete understanding of our business than could be obtained absent these disclosures, because the supplemental data relating to our financial condition and results of operations provides additional ways to view our operation when considered with both our GAAP results and the reconciliations below. In addition, we believe that the presentation of each of these NGFMs is useful to investors for period-to-period comparisons of results in assessing shareholder value, and we use these NGFMs internally to evaluate the performance of our personnel and also to evaluate our operating performance and compare our performance to that of our competitors.
These NGFMs are not in accordance with GAAP, should not be considered as a measure of profitability or liquidity, and may not be directly comparable to similarly titled NGFMs reported by other companies. These NGFMs have limitations and they should not be considered in isolation from or as an alternative to their most closely related GAAP measures reconciled below. Investors should not rely on any single financial measure when evaluating our business. We recommend investors review the GAAP financial measures included in this earnings release. When viewed in conjunction with our GAAP results and the reconciliations below, we believe these NGFMs provide greater transparency and a more complete understanding of factors affecting our business than GAAP measures alone.
NGFMs Defined
We define our NGFMs presented herein as follows:
•Non-GAAP Organic Revenues: GAAP Total Revenues excluding revenues associated with acquisitions where the acquired brands were not included in both periods presented and the impact of foreign currency exchange rates in the periods presented.
•Non-GAAP Organic Revenue Change Percentage: Calculated as the change in Non-GAAP Organic Revenues from prior year divided by prior year Non-GAAP Organic Revenues.
•Non-GAAP Adjusted Gross Margin: GAAP Gross Profit minus inventory step-up charges associated with acquisition.
•Non-GAAP Adjusted Gross Margin Percentage: Calculated as Non-GAAP Adjusted Gross Margin divided by GAAP Total Revenues.
•Non-GAAP Adjusted General and Administrative Expense: GAAP General and Administrative expenses minus costs associated with acquisition.
•Non-GAAP Adjusted General and Administrative Expense Percentage: Calculated as Non-GAAP Adjusted General and Administrative expense divided by GAAP Total Revenues.
•Non-GAAP EBITDA: GAAP Net Income before interest expense, net, provision for income taxes, and depreciation and amortization.
•Non-GAAP EBITDA Margin: Calculated as Non-GAAP EBITDA divided by GAAP Total Revenues.
•Non-GAAP Adjusted EBITDA: Non-GAAP EBITDA less inventory step-up charges associated with acquisition, costs associated with acquisition in general and administrative expenses, and loss on extinguishment of debt.
•Non-GAAP Adjusted EBITDA Margin: Calculated as Non-GAAP adjusted EBITDA divided by GAAP Total Revenues.
•Non-GAAP Adjusted Net Income: GAAP Net Income (Loss) before inventory step-up charges associated with acquisition, costs associated with acquisition in general and administrative expenses, loss on extinguishment of debt, applicable tax impact associated with these items and normalized tax rate adjustment.
•Non-GAAP Adjusted Diluted EPS: Calculated as Non-GAAP Adjusted Net Income, divided by the diluted weighted average number of shares outstanding during the period.
•Non-GAAP Free Cash Flow: Calculated as GAAP Net cash provided by operating activities less cash paid for capital expenditures.
•Non-GAAP Adjusted Free Cash Flow: Calculated as Non-GAAP free cash flow plus cash payments associated with acquisition.
•Net Debt: Calculated as total principal amount of debt outstanding ($1,455,000 at September 30, 2022) less cash and cash equivalents ($42,442 at September 30, 2022). Amounts in thousands.

The following tables set forth the reconciliations of each of our NGFMs (other than Net Debt, which is reconciled above) to their most directly comparable financial measures presented in accordance with GAAP.

Reconciliation of GAAP Total Revenues to Non-GAAP Organic Revenues and related Non-GAAP Organic Revenue Change percentage:

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
(In thousands)
GAAP Total Revenues	$289,273	$276,225	$566,332	$545,406
Revenue Change	4.7%		3.8%
Adjustments:
Revenues associated with acquisition (1)	—	—	(12,624)	—
Impact of foreign currency exchange rates	—	(1,919)	—	(3,482)
Total adjustments	—	(1,919)	(12,624)	(3,482)
Non-GAAP Organic Revenues	$289,273	$274,306	$553,708	$541,924
Non-GAAP Organic Revenue Change	5.5%		2.2%
(1) Revenues of our Akorn acquisition for the three months ended June 30, 2022 are excluded for purposes of calculating Non-GAAP organic revenues.

Reconciliation of GAAP Gross Profit and related GAAP Gross Profit percentage to Non-GAAP Adjusted Gross Margin and related Non-GAAP Adjusted Gross Margin percentage:

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
(In thousands)
GAAP Total Revenues	$289,273	$276,225	$566,332	$545,406

GAAP Gross Profit	$161,009	$157,712	$321,128	$316,724
GAAP Gross Profit as a Percentage of GAAP Total Revenue	55.7%	57.1%	56.7%	58.1%
Adjustments:
Inventory step-up charges associated with acquisition (1)	—	1,567	—	1,567
Total adjustments	—	1,567	—	1,567
Non-GAAP Adjusted Gross Margin	$161,009	$159,279	$321,128	$318,291
Non-GAAP Adjusted Gross Margin as a Percentage of GAAP Total Revenues	55.7%	57.7%	56.7%	58.4%
(1) Inventory step-up charges relate to our North American OTC Healthcare segment.

Reconciliation of GAAP General and Administrative Expense and related GAAP General and Administrative Expense percentage to Non-GAAP Adjusted General and Administrative Expense and related Non-GAAP Adjusted General and
Administrative Expense percentage:

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
(In thousands)
GAAP General and Administrative Expense	$26,438	$32,252	$53,152	$54,723
GAAP General and Administrative Expense as a Percentage of GAAP Total Revenue	9.1%	11.7%	9.4%	10.0%

Adjustments:
Costs associated with acquisition (1)	—	5,127	—	5,127
Total adjustments	—	5,127	—	5,127
Non-GAAP Adjusted General and Administrative Expense	$26,438	$27,125	$53,152	$49,596
Non-GAAP Adjusted General and Administrative Expense Percentage as a Percentage of GAAP Total Revenues	9.1%	9.8%	9.4%	9.1%
(1) Costs related to the consummation of the acquisition process such as insurance costs, legal and other acquisition related professional fees.

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and related Non-GAAP EBITDA Margin, Non-GAAP Adjusted EBITDA and related Non-GAAP Adjusted EBITDA Margin:

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
(In thousands)
GAAP Net Income	$51,023	$45,325	$106,295	$103,080
Interest expense, net	16,979	16,313	32,271	31,390
Provision for income taxes	15,570	14,305	31,195	32,920
Depreciation and amortization	8,248	7,963	16,632	15,557
Non-GAAP EBITDA	$91,820	$83,906	$186,393	$182,947
Non-GAAP EBITDA Margin	31.7%	30.4%	32.9%	33.5%

Adjustments:
Inventory step-up charges associated with acquisition in Cost of Sales (1)	—	1,567	—	1,567
Costs associated with acquisition in General and Administrative Expense (2)	—	5,127	—	5,127
Loss on extinguishment of debt	—	2,122	—	2,122
Total adjustments	—	8,816	—	8,816
Non-GAAP Adjusted EBITDA	$91,820	$92,722	$186,393	$191,763
Non-GAAP Adjusted EBITDA Margin	31.7%	33.6%	32.9%	35.2%
(1) Inventory step-up charges relate to our North American OTC Healthcare segment.
(2) Costs related to the consummation of the acquisition process such as insurance costs, legal and other acquisition related professional fees.

Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Adjusted Net Income and related Non-GAAP Adjusted Diluted
Earnings Per Share:

	Three Months Ended September 30,				Six Months Ended September 30,
	2022	2022 Diluted EPS	2021	2021 Diluted EPS	2022	2022 Diluted EPS	2021	2021 Diluted EPS
(In thousands, except per share data)
GAAP Net Income and Diluted EPS	$51,023	$1.02	$45,325	$0.89	$106,295	$2.11	$103,080	$2.03
Adjustments:
Inventory step-up charges and other costs associated with acquisition in Cost of Sales (1)	—	—	1,567	0.03	—	—	1,567	0.03
Costs associated with acquisition in General and Administrative Expense (2)	—	—	5,127	0.10	—	—	5,127	0.10
Loss on extinguishment of debt	—	—	2,122	0.04	—	—	2,122	0.04
Tax impact of adjustments (3)	—	—	(2,115)	(0.04)	—	—	(2,134)	(0.04)
Total adjustments	—	—	6,701	0.13	—	—	6,682	0.13
Non-GAAP Adjusted Net Income and Adjusted Diluted EPS	$51,023	$1.02	$52,026	$1.02	$106,295	$2.11	$109,762	$2.16
(1) Inventory step-up charges relate to our North American OTC Healthcare segment.
(2) Costs related to the consummation of the acquisition process such as insurance costs, legal and other acquisition related professional fees.
(3) The income tax adjustments are determined using applicable rates in the taxing jurisdictions in which the above adjustments relate and includes both current and deferred income tax expense (benefit) based on the specific nature of the specific Non-GAAP performance measure.

Reconciliation of GAAP Net Income to Non-GAAP Free Cash Flow and Non-GAAP Adjusted Free Cash Flow:

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
(In thousands)
GAAP Net Income	$51,023	$45,325	$106,295	$103,080
Adjustments:
Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows	17,255	17,404	33,489	35,228
Changes in operating assets and liabilities as shown in the Statement of Cash Flows	(10,738)	(1,535)	(23,997)	(7,809)
Total adjustments	6,517	15,869	9,492	27,419
GAAP Net cash provided by operating activities	57,540	61,194	115,787	130,499
Purchases of property and equipment	(2,376)	(2,752)	(3,423)	(4,252)
Non-GAAP Free Cash Flow	$55,164	$58,442	$112,364	$126,247
Payments associated with acquisition (1)	—	3,465	—	3,465
Non-GAAP Adjusted Free Cash Flow	$55,164	$61,907	$112,364	$129,712
(1) Payments related to the consummation of the acquisition process such as insurance costs, legal and other acquisition related professional fees.

Outlook for Fiscal Year 2023:

Reconciliation of Projected GAAP Net cash provided by operating activities to Projected Non-GAAP Free Cash Flow:

(In millions)
Projected FY'23 GAAP Net cash provided by operating activities	$270
Additions to property and equipment for cash	(10)
Projected FY'23 Non-GAAP Free Cash Flow	$260